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                                                                 EXHIBIT 10.1(M)


                               EMPLOYMENT CONTRACT


THIS AGREEMENT made and entered into effective this 12th day of June, 2000, by and between CENTRAL PARKING SYSTEM, INC., a Tennessee corporation with its principal place of business in Nashville, Tennessee ("EMPLOYER"), and James J. Hagan ("EMPLOYEE").

                                   WITNESSETH:

WHEREAS, the parties hereto have reached an understanding as to their contract of employment, and desire to reduce same to writing.

NOW THEREFORE, in consideration of the premises, the parties hereto have agreed as follows:

(1) EMPLOYER does hereby employ EMPLOYEE as Senior Vice President and Chief Financial Officer.

(2) DUTIES. EMPLOYEE agrees to serve in such capacity, and to perform all the duties required thereof. EMPLOYEE'S duties and powers in that capacity will be determined by EMPLOYER, and will include, but not limited to, managing the accounting, tax, treasury and investor relations functions. EMPLOYEE'S responsibilities shall include, but not be limited to, (i) ensuring that EMPLOYER'S financial reporting processes are timely and accurate and its accounting practices are in conformity with GAAP; (ii) ensuring the adequacy of the EMPLOYER'S financial controls and policies; (iii) assisting EMPLOYER in evaluating new business opportunities and potential acquisitions and joint ventures; (iv) establishing and maintaining relationships with bankers, securities analysts and the financial community as a whole; (v) directing the selection, hiring, training and development of all personnel within the finance function; (vi) directing the budgeting process; and (vii) performing such other duties from time to time as may be required by EMPLOYER.

(3) COMPENSATION. EMPLOYER agrees to pay EMPLOYEE for said services a base salary for FY 2000 and FY 2001 equal to Three Hundred Fifty Thousand Dollars ($350,000) gross per year (which base salary for FY 2000 shall be pro rated based on the period of time actually worked by EMPLOYEE in FY 2000) plus a potential bonus based upon EMPLOYER'S earnings per share (EPS) realized in the fiscal year. A sample calculation of the EPS bonus is


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         attached for reference purposes. Notwithstanding the above, EMPLOYEE shall be entitled to an annual bonus of not less than $175,000 for each FY 2000 (which bonus shall be pro rated based on the period of time actually worked by EMPLOYEE in FY 2000) and FY 2001. EMPLOYEE may elect to borrow, in advance, a portion of this potential bonus in an amount agreed upon by the EMPLOYER through the course of EMPLOYER'S fiscal year. Should such advance exceed the amount actually due EMPLOYEE based on the computation of EMPLOYER'S EPS for the period covered by this Agreement, EMPLOYEE agrees to repay the borrowed amount upon notification by the EMPLOYER.

         It is EMPLOYER'S policy that bonuses will not be earned by two people during a job change transition period. Therefore, in reference to EMPLOYEE'S position, if the outgoing manager is to continue working for EMPLOYER in a similar position or is promoted, then the outgoing manager will continue to earn toward a bonus until leaving the current position, and the incoming manager will not begin to earn toward a bonus until the day after the outgoing manager's last day in the position. If the outgoing manager resigns, retires, or is removed form the position, then the incoming manager will begin to earn toward the bonus from the time he or she commences work and the outgoing person will not have earned any bonus attributable to the period in which he has not worked in the position.

(4) DURATION. This Agreement shall continue through September 30, 2001, and shall continue on a month-to-month basis thereafter until a new agreement is entered into or until this Agreement is terminated pursuant to the terms of this paragraph. This Agreement may be terminated by either party upon thirty (30) days' written notice unless EMPLOYEE is discharged or resigns as a result of the commission by him or her of an act involving theft, embezzlement, fraud, intentional mishandling of EMPLOYER funds, any breach of this Agreement or conviction of a criminal offense which adversely affects the EMPLOYEE'S job-related responsibilities in which event such termination will be effective immediately. EMPLOYER retains in its sole discretion the option to substitute for the thirty (30) days' written notice of termination of this Agreement.

(5) EXTENT OF SERVICES. EMPLOYEE shall devote his entire attention and energy to the business and affairs of EMPLOYER and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless EMPLOYER consents to EMPLOYEE's involvement in such business activity in writing. This restriction shall not be construed as preventing EMPLOYEE from investing his assets in a form or manner that will not require EMPLOYEE's services in the operation of any of the companies in which such investments are made.


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(6)      SEVERANCE. In the event EMPLOYEE is discharged by EMPLOYER without
         CAUSE (as defined below), EMPLOYEE shall be entitled to receive severance pay equal to a maximum of 24 months base salary which amount shall be reduced on a pro rata basis for the period of time actually worked by EMPLOYEE; however, the amount of such severance pay shall not be less than 12 months of base salary. As an example, in the event EMPLOYEE is discharged without Cause after working six months, EMPLOYEE would receive 18 months of base salary. For purposes of this Agreement, "Cause" shall be defined as the commission by EMPLOYEE of an act involving theft, embezzlement, fraud, intentional mishandling of EMPLOYER funds, conviction of a criminal offense which adversely affects EMPLOYEE'S job-related responsibilities or a violation by EMPLOYEE of any of the covenants set forth in paragraphs 7 or 8 of this Agreement. Notwithstanding anything else herein to the contrary, EMPLOYEE shall not be entitled to receive severance pay in the event he violates any of the covenants set forth in paragraphs 7 or 8 of this Agreement.

(7) RESTRICTIVE COVENANTS. During the term of this Agreement and for a period of one (1) year after termination of employment (or one (1) year after EMPLOYER is granted injunctive relief to enforce the provisions of this paragraph, whichever is later.), EMPLOYEE shall not, either as an individual on his own account or as a partner, joint venturer, employee, agent, officer, director or shareholder, directly or indirectly:

         a. solicit or attempt to solicit any of EMPLOYER's clients or customers, whether located within the territory of the Operation or outside such territory, with the intent or purpose to perform services for such clients or customers which are the same or similar to those provided to the customer by EMPLOYER;

         b. hire, solicit or attempt to solicit for the purpose of hiring, any of EMPLOYER's employees, whether located within the territory of the operations or outside such territory or to perform any services as an employee, agent, consultant, independent contractor, or in any other capacity;

         c. enter into, or engage in, any business competitive with that of EMPLOYER or provide services to any business competitive with that of EMPLOYER.


(8) CONFIDENTIAL INFORMATION. EMPLOYEE acknowledges and agrees that all information of a technical or business nature, such as know-how, trade secrets, business plans, data, processes, techniques, financial information, information regarding customers, suppliers, consultants, joint venture partners and employees, inventions, sales and marketing concepts, discoveries,


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         formulas, patterns, and devices (collectively the "Confidential
         Information") acquired by EMPLOYEE in the course of his employment under this Agreement is valuable proprietary information of EMPLOYER. EMPLOYEE agrees that such Confidential Information, whether in written, verbal or model form, shall not be disclosed to anyone outside the employment of EMPLOYER without EMPLOYER's written consent unless the Confidential Information has been made generally available to the public through no fault of the EMPLOYEE.

(9) RETURN OF COMPANY PROPERTY. Upon termination of EMPLOYEE's employment with or without cause, EMPLOYEE shall immediately return and deliver to EMPLOYER and shall not retain any originals or copies of any books, papers, price lists, customer contracts, bids, customer lists, files, notebooks, computer files, computer hardware or software, or any other documents or computer records which are company property, which contains Confidential Information, or which otherwise relate to EMPLOYEE's performance of duties under this Agreement. EMPLOYEE further acknowledges and agrees that all such documents and computer records are EMPLOYER's sole and exclusive property.

(10) NOTICE. All notices, demands and communications required, desired or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date received, if delivered personally, or on the third day after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the parties at the addresses set forth below or to such other person at such location as either party hereto may subsequently designate in a similar manner.

(11) CONSTRUCTION OF AGREEMENT. This Agreement shall be interpreted, construed and governed by and under the laws of the State of Tennessee without reference to the choice of law doctrine of such state, and EMPLOYEE unconditionally submits to the jurisdiction of the courts located in the State of Tennessee in all matters relating to or arising from this Agreement, except to the extent that an issue is subject to the arbitration clause set out herein.

         a. If any provision or clause of this Agreement or the application thereof to either party is held to be invalid by a court of competent jurisdiction, then such provision shall be severed herefrom, and such invalidity shall not affect any other provision of this Agreement, the balance of which shall remain in and have its intended full force and effect.

         b. In the event that the provisions of Paragraphs 7, 8 or 9 of this Agreement shall ever be deemed to exceed the time or geographical limits permitted by applicable law, then such provisions shall be reformed to the maximum time and geographical limits permitted by applicable law.


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         c.       References herein to "Paragraphs" or "Subparagraphs" mean the various paragraphs and subparagraphs of this Agreement. The headings and titles of the Paragraphs of this Agreement are not a part of this Agreement, but are for convenience only and are not intended to define, limit or construe the contents of the various Paragraphs. The term "including" means including, without limitation, unless the context clearly indicates otherwise.

         d. If EMPLOYEE defaults in the performance of its covenants, agreements, or other obligations described in paragraphs 7, 8 or 9 of this Agreement, then in addition to any and all other rights or remedies which the EMPLOYER may have against the EMPLOYEE, EMPLOYEE will be liable to and will pay to the EMPLOYER a sum equal to the EMPLOYER's court costs and the reasonable fees of its attorneys and their support staff incurred in enforcing the covenants, agreements and other obligations set out in paragraphs 6,7 or 8 of this Agreement.

         e. EMPLOYEE acknowledges and agrees that it is impossible to measure completely in money, the damages which will accrue to the EMPLOYER if EMPLOYEE shall breach or be in default of the provisions set forth in paragraphs 7, 8 or 9 of this Agreement. Accordingly, if any action or proceeding is instituted by or on behalf of the EMPLOYER to enforce any provisions in paragraphs 7, 8 or 9 of this Agreement, EMPLOYEE hereby waives any claim or defense thereto that EMPLOYER has adequate remedy at law or that EMPLOYER has not been, or is not being, irreparably injured thereby. The rights and remedies of the EMPLOYER pursuant to this paragraph are cumulative, in addition to, and shall not be deemed to exclude any other right or remedy which the EMPLOYER may have pursuant to this Agreement or otherwise, at law or in equity, including, without limitation, the rights and remedies available to the EMPLOYER under Tennessee statutory or common law.

(12) ARBITRATION. EMPLOYEE and EMPLOYER knowingly and voluntarily agree to submit to binding arbitration any claims, disputes, or controversies arising out of or relating to this employment relationship or this Agreement, or alleged breach thereof, including any present or future claim of employment discrimination by EMPLOYEE under either federal or state law. Although workers' compensation issues are not within the scope of this provision, workers' compensation retaliation claims are intended to be arbitrable. Arbitration shall serve as the exclusive forum for claims described above, with the exception that EMPLOYER need not submit issues relating to a breach or threatened breach of paragraphs 7, 8 or 9 to arbitration.

         Any arbitration under this paragraph must be instituted within the applicable statute of limitations governing the dispute under state or federal law. The laws of the State of Tennessee


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         shall govern all issues relating to such arbitration, including but not limited to the applicability and enforceability of this arbitration provision, without reference to the choice of law doctrine of such state. Such arbitration shall be conducted in Nashville, Tennessee (or such other location designated by EMPLOYER) in accordance with the governing rules of the Federal Mediation and Conciliation Service ("FMCS") then in effect, except for any rule in conflict with this paragraph. If for any reason FMCS cannot provide a panel from which to select an arbitrator, EMPLOYER may utilize any other arbitrator selection services, including the American Arbitration Association. One arbitrator shall be selected, using an alternating-strike method, from a list of arbitrators provided by FMCS. EMPLOYEE and EMPLOYER will have the right of representation of their own choosing at such hearing as well as the right to present and cross examine witnesses and to submit relevant evidence. Both parties shall have the right, unless waived at the hearing, to file a post-hearing brief and the selected arbitrator shall not limit this right. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

         The arbitrator shall have full and complete power to settle any claim presented, including any federal or state claim of employment discrimination or retaliation by EMPLOYEE, and to fashion an appropriate remedy. However, the arbitrator shall not have the power to amend or modify this Agreement. In any dispute concerning the termination of EMPLOYEE, the arbitrator may not award reinstatement or any other remedy unless he or she determines that EMPLOYER was not entitled to terminate EMPLOYEE under this Agreement. Fees and costs for the arbitration will be split equally between the parties; however, each party will be responsible for their own attorney's fees.

(13) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no understandings, representations or warranties of any kind between the parties except as expressly set forth herein.

(14) NO ORAL NOTIFICATION. This Agreement may not be modified except by a writing duly signed by both parties hereto.

(15) NO ASSIGNMENT. Neither this Agreement nor any right or obligation of EMPLOYEE hereunder may be assigned by EMPLOYEE without the prior written consent of EMPLOYER. Subject thereto, this Agreement and the covenants and conditions herein contained shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.


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(16)     All references herein to payment or sums of money shall mean in U.S.
         currency only. All references herein to calendar year, month, week or day shall mean the calendar and parts thereof as observed in the U.S. All references herein to date and time shall mean the date and time in Nashville, Tennessee, U.S.

(17) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

(18) The waiver by either party of a breach or default by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any other, continuing or subsequent breach or default by such party.

WITNESS our hands the day and date first above written.


         CENTRAL PARKING SYSTEM, INC.                 JAMES J. HAGAN

By:      /s/ Monroe J. Carell, Jr.                    /s/ James J. Hagan
         -----------------------------                ------------------------

Title:   Chief Executive Officer
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